SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

GAMCO INVESTORS, INC.

                    3/08/96              500-           39.4500

                    3/07/96            1,000            40.0000

                    3/05/96            2,000            40.2625

                    3/04/96            2,500            40.2500

                    3/01/96            1,000-           39.7500

                    3/01/96            1,000            40.0000

                    3/01/96            1,700            40.3750



PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

THE GABELLI PERFORMANCE PARTNERSHIP

                    3/11/96              600           121.2100











(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.





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